UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2014

ACCELLENT INC.

(Exact name of registrant as specified in its charter)

Maryland	333-130470	84-1507827
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Fordham Road Wilmington, Massachusetts	01887
(Address of principal executive offices)	(Zip Code)

(978) 570-6900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

Acquisition of Lake Region Medical

On March 12, 2014, Accellent Inc., a Maryland corporation (the “Company”), and Lake Region Manufacturing, Inc., d/b/a Lake Region Medical, a Minnesota corporation (“Lake Region”), issued a joint press release announcing the completion of the acquisition of Lake Region by the Company in accordance with the Contribution and Merger Agreement, dated February 2, 2014, among the Company, Lake Region and the other parties thereto. A copy of the joint press release is attached hereto as Exhibit 99.1.

The Company is furnishing the information in this Item 7.01 to comply with Regulation FD. As provided in General Instruction B.2 of Form 8-K, the information furnished pursuant to this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

Completion of Tender Offers for Outstanding Notes

On March 12, 2014, the Company completed its previously announced cash tender offers (the “Tender Offers”) for any and all of (i) the $400,000,000 aggregate principal amount of its outstanding 8 3⁄8% Senior Secured Notes due 2017 (the “Senior Secured Notes”) and (ii) the $315,000,000 aggregate principal amount of its outstanding 10% Senior Subordinated Notes due 2017 (the “Senior Subordinated Notes” and, together with the Senior Secured Notes, the “Notes”). A total of $368,651,000 in aggregate principal amount, or approximately 92.16%, of the outstanding amount of the Senior Secured Notes, and $244,622,000 in aggregate principal amount, or approximately 77.66%, of the outstanding amount of the Senior Subordinated Notes were repurchased by the Company in the Tender Offers.

Redemption of Notes and Discharge of Indentures

On March 12, 2014, the Company notified holders of the Senior Secured Notes and the Senior Subordinated Notes that on April 11, 2014 (the “Redemption Date”) it will redeem all of the Notes remaining outstanding after the consummation of the Tender Offers, including $31,349,000 aggregate principal amount of the Senior Secured Notes and $70,378,000 aggregate principal amount of the Senior Subordinated Notes (the “Redemption”). The Senior Secured Notes will be redeemed at a redemption price of 103.0%, or $1,030.00 per $1,000, of the principal amount of the Notes, together with accrued and unpaid interest of approximately $16.28 per $1,000 in principal amount of the Notes to the Redemption Date (the “Senior Secured Notes Redemption Price”). The Senior Subordinated Notes will be redeemed at a redemption price of 107.5%, or $1,075.00 per $1,000, of the principal amount of the Notes, together with accrued and unpaid interest of approximately $44.44 per $1,000 in principal amount of the Notes to the Redemption Date (the “Senior Subordinated Notes Redemption Price”).

The Senior Secured Notes were issued pursuant to an indenture dated as of January 29, 2010 among the Company, the guarantors party thereto and The Bank of New York Mellon as Trustee (the “Trustee”) and Notes Collateral Agent (the “Senior Secured Notes Indenture”). The Senior Subordinated Notes were issued pursuant to an indenture dated as of October 28, 2010 among the Company, the guarantors party thereto and the Trustee (the “Senior Subordinated Notes Indenture”).

In connection with the Redemption, on March 12, 2014, the Company irrevocably deposited with the Trustee both the Senior Secured Notes Redemption Price and the Senior Subordinated Notes Redemption Price and, as a result, was released as of such date from its obligations under both the Senior Secured Notes Indenture and the Senior Subordinated Notes Indenture pursuant to the satisfaction and discharge provisions thereunder.

Cessation of SEC Reporting

The Company has been a voluntary filer under the Securities Exchange Act of 1934, as amended, and has been obligated to file periodic reports with the SEC pursuant to the terms of both the Senior Secured Notes Indenture and the Senior Subordinated Notes Indenture. As a result of the discharge of both the Senior Secured Notes Indenture and the Senior Subordinated Notes Indenture described above, the Company is no longer obligated to and will no longer voluntarily file reports with the SEC following this Current Report on Form 8-K.

Forward Looking Statements

This document includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements included herein, other than statements of historical fact, may constitute forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Actual results may differ from those set forth in the forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Joint press release issued by the Company and Lake Region on March 12, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 12, 2014	ACCELLENT INC.

	By:	/s/ Richard E. Johnson
		Name:	Richard E. Johnson
		Title:	Interim Chief Financial Officer Principal Financial and Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Joint press release issued by the Company and Lake Region on March 12, 2014